Exhibit 99.1

FOR IMMEDIATE RELEASE

Streamline Health® Reports Fiscal Third Quarter 2021 Financial Results

Revenues of $5.5 Million; 214% SaaS Revenue Growth; $(4.3) Million Net Loss; $(0.3) Million Adjusted EBITDA

Atlanta, GA – December 8, 2021 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), provider of the eValuator™ Revenue Integrity Program to help healthcare providers proactively address revenue leakage and improve financial performance, today announced financial results for the third quarter of fiscal year 2021, which ended October 31, 2021.

Fiscal Third Quarter 2021 Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Fiscal third quarter 2021 financial results represent the consolidation of the Company with Avelead, which was acquired by Streamline during the reporting period. Fiscal third quarter 2020 financial results do not reflect results from Avelead’s operations.

Streamline acquired Avelead on August 16, 2021, and the results of Avelead’s operations are included from that date to the end of the fiscal quarter, October 31, 2021.

Total revenues for the third quarter of fiscal 2021 were $5.5 million, a 109% increase from $2.6 million during the third quarter of fiscal 2020. The increase in revenue was the result of higher revenue from SaaS and professional services as a result of the Avelead acquisition. For the first nine months of fiscal 2021, total revenue was $11.3 million, a 35% increase compared to $8.4 million during the first nine months of fiscal 2020. Recurring revenue comprised 71% and 75% of total revenue for the three- and nine-month periods ended October 31, 2021, respectively, as compared to 75% and 74% for the comparable prior year periods.

The Company is focused on the growth of its SaaS solutions. During the third quarter of 2021, SaaS revenue grew $1.9 million or 214% compared to the third quarter of 2020 and $2.7 million or 103% during the nine months ended October 31, 2021, compared to the first nine months of 2020.

Net loss for the third quarter of fiscal 2021 was $(4.3) million as compared to a net loss of $(1.1) million during the third quarter of fiscal 2020. Net loss from continuing operations during the quarter was impacted by approximately $1.9 million of non-routine costs and $0.5 million of other, non-operating expenses. The majority of the non-routine costs and non-operating costs are transaction costs associated with the acquisition of Avelead. The Company’s net loss in the third quarter of 2021 was also impacted by operating cost and amortization cost from the Avelead acquisition.

Net loss for the nine months ended October 31, 2021 was $(6.5) million, as compared to net income of $1.5 million for the same period of 2020. Net loss for the first nine months of 2021 included $0.4 million of income from discontinued operations, as compared to $4.7 million of income from a gain on sale and discontinued operations during the same period of 2020. Income from discontinued operations was offset by a $(6.9) million loss from continuing operations in the first nine months of 2021 compared to a loss from continuing operations of $(3.2) million during the same period of 2020. For the nine months ended October 31, 2021, the Company reported $2.7 million in non-routine costs and a $2.3 million gain from forgiveness of its PPP loan and approximately $0.5 million in other expenses.

Adjusted EBITDA for the third quarter of fiscal 2021 was a loss of $(0.3) million, compared to an adjusted EBITDA loss of $(0.7) million in the third quarter of fiscal 2020. Adjusted EBITDA for the nine months ended October 31, 2021 was a loss of $(1.7) million as compared to an adjusted EBITDA loss of $(1.7) million during the comparable year-ago period.

Fiscal Third Quarter 2021 Financial Results (Pro Forma)

The following financial results are pro forma and have not been prepared in accordance with GAAP. Both fiscal third quarter 2021 and 2020 financial results represent the consolidation of the Company with Avelead as if Avelead’s operations were fully recognized during both comparable periods.

Pro forma, unaudited, consolidated revenue for the third quarter of fiscal 2021 was approximately $6.1 million, an increase of 17% compared to approximately $5.2 million during the third quarter of fiscal 2020. SaaS revenue comprised approximately $3.1 million of this total, up 81% from approximately $1.7 million during the third quarter of fiscal 2020. The pro forma consolidated revenue for the three months ended October 31, 2021 and 2020 include $0.6 million and $2.6 million of revenue from Avelead’s pre-acquisition operations, respectively.

Pro forma, unaudited, consolidated revenue for the first nine months of fiscal 2021 was approximately $16.6 million, an increase of 18% compared to approximately $14.1 million during the first nine months of fiscal 2020. SaaS revenue comprised approximately $8.6 million of this total, up 115% from approximately $4.0 million during the first nine months of fiscal 2020. The pro forma consolidated revenue for the nine months ended October 31, 2021 and 2020 include $5.3 million and $5.7 million of revenue from Avelead’s pre-acquisition operations, respectively.

Management Commentary

“With the completion of our acquisition of Avelead during the period, we have taken major steps forward to drive more diversified, recurring revenue streams and better position our Company for long term growth,” stated Tee Green, President and Chief Executive Officer, Streamline Health. “Our combined technologies offer a more holistic approach to ensuring hospitals are able to collect 100% of the revenue that they have earned.”

“In the wake of the ongoing pandemic and with new variants still having an impact on healthcare providers, many operators are still experiencing significant disruptions, including suspending elective procedures, which has understandably delayed certain sales cycles. Despite these challenges we continue to grow our sales pipeline, both in terms of average contract values, and number of prospects, which we expect to translate to new sales in a more normalized environment. During the period we also completed the transformation of our eValuator sales team, which we believe will enable us to generate increased interest and acceptance of our technologies on a national footprint. The hospital revenue cycle continues to increase in complexity, and we see this challenge as a great opportunity to make the middle of the revenue cycle more accurate, timely, and efficient.”

Highlights from the third quarter ended October 31, 2021, included:

●	Total bookings (total contract value) for the third quarter of fiscal 2021 were $2.1 million;
●	Revenue for the third quarter of fiscal 2021 was $5.5 million;
●	Pro forma third quarter revenue, assuming the acquisition of Avelead was completed July 31, 2021, totaled approximately $6.1 million;
●	SaaS revenue grew 116% sequentially and 214% over the prior year period;
●	Adjusted EBITDA for the third quarter of fiscal 2021 was a loss of $(0.3) million;
●	Completed acquisition of Avelead, a recognized leader in providing solutions and services to improve Revenue Integrity for healthcare providers nationwide.

Conference Call

The Company will conduct a conference call on Thursday, December 9, 2021 at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, December 9, 2021 at 12:00 PM ET to Thursday, December 16, 2021 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13724715. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leader in pre-bill revenue integrity solutions for healthcare providers. Our eValuator™ Revenue Integrity Program includes integrated solutions, technology-enabled services and analytics that drive compliant revenue and financial performance across the enterprise. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31		October 31
	2021	2020	2021	2020
Revenues:
Software Licenses	$150,000	$19,000	$285,000	$234,000
Professional Services	944,000	161,000	1,052,000	473,000
Audit Services	513,000	491,000	1,460,000	1,498,000
Maintenance and Support	1,082,000	1,070,000	3,226,000	3,556,000
Software as a Service	2,825,000	900,000	5,310,000	2,611,000
Total revenues	5,514,000	2,641,000	11,333,000	8,372,000

Operating expenses:
Cost of software licenses	133,000	183,000	412,000	385,000
Cost of professional services	936,000	268,000	1,411,000	779,000
Cost of audit services	409,000	425,000	1,174,000	1,158,000
Cost of maintenance and support	57,000	160,000	223,000	528,000
Cost of software as a service	1,088,000	443,000	2,276,000	1,250,000
Selling, general and administrative expense	3,439,000	2,283,000	8,507,000	6,859,000
Research and development	1,339,000	753,000	3,280,000	1,946,000
Non-routine costs	1,933,000	-	2,710,000	-
Loss on exit from membership agreement	-	-	-	105,000
Total operating expenses	9,334,000	4,515,000	19,993,000	13,010,000
Operating loss	(3,820,000)	(1,874,000)	(8,660,000)	(4,638,000)
Other (income) expense:
Interest income (expense)	(85,000)	(12,000)	(107,000)	(39,000)
Loss on Extinguishment of Debt	(43,000)	-	(43,000)	-
Other	(427,000)	14,000	(421,000)	(68,000)
PPP Loan Forgiveness	-	-	2,327,000	-
Loss from continuing operations before income taxes	(4,375,000)	(1,872,000)	(6,904,000)	(4,745,000)
Income tax benefit (expense)	(4,000)	803,000	(9,000)	1,536,000
Loss from continuing operations	$(4,379,000)	$(1,069,000)	$(6,913,000)	$(3,209,000)
Income from discontinued operations:
Gain on sale of discontinued operations	-	-	-	6,013,000
Income from discontinued operations	69,000	64,000	401,000	305,000
Income tax expense	-	(50,000)	-	(1,626,000)
Income from discontinued operations	69,000	14,000	401,000	4,692,000
Net (loss) income	$(4,310,000)	$(1,055,000)	$(6,512,000)	$1,483,000

Basic Earnings per Share:
Continuing operations	$(0.10)	$(0.04)	$(0.17)	$(0.11)
Discontinued operations	-	-	0.01	0.16
Net (loss) income	$(0.10)	$(0.04)	$(0.16)	$0.05

Weighted average number of common shares - basic	45,709,952	30,286,197	41,498,873	30,026,890

Diluted Earnings per Share:
Continuing operations	$(0.10)	$(0.04)	$(0.17)	$(0.11)
Discontinued operations	-	-	0.01	0.15
Net (loss) income	$(0.10)	$(0.04)	$(0.16)	$0.04
Weighted average number of common shares – diluted	46,063,803	30,892,526	41,995,266	30,450,572

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS

(Unaudited)

Assets

	October 31,	January 31,
	2021	2021
Current assets:
Cash and cash equivalents	$10,409,000	$2,409,000
Accounts receivable, net	3,287,000	2,929,000
Contract receivables	581,000	174,000
Assets Held in Escrow	-	800,000
Prepaid and other current assets	876,000	416,000
Current assets of discontinued operations	-	587,000
Total current assets	15,153,000	7,315,000

Non-current assets:
Property and equipment, net	116,000	104,000
Right of use asset	262,000	391,000
Capitalized software development costs, net	5,563,000	5,945,000
Intangible assets, net	17,323,000	624,000
Goodwill	23,089,000	10,712,000
Other	908,000	873,000
Long-term assets of discontinued operations	-	13,000
Total non-current assets	47,261,000	18,662,000
	$62,414,000	$25,977,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$689,000	$272,000
Accrued expenses	2,024,000	908,000
Current portion of term loan	125,000	1,534,000
Deferred revenues	4,395,000	3,862,000
Current portion of lease obligation	202,000	198,000
Current liabilities of discontinued operations	-	595,000
Total current liabilities	7,435,000	7,369,000

Non-current liabilities:
Term loan, net of current portion and deferred financing costs	9,759,000	767,000
Deferred revenues, less current portion	156,000	130,000
Lease obligations, less current portion	82,000	222,000
Acquisition Earnout Liability	11,101,000	-
Other Non-Current Liabilities	280,000	-
Total non-current liabilities	21,378,000	1,119,000
Total liabilities	28,813,000	8,488,000

Stockholders’ equity	33,601,000	17,489,000
	$62,414,000	$25,977,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	October 31,
	2021	2020
Cash flows from continuing operating activities:
Loss from continuing operations	$(6,913,000)	$(3,209,000)
Depreciation	53,000	35,000
Amortization of capitalized software development costs	1,430,000	1,128,000
Amortization of intangible assets	721,000	370,000
Amortization of other deferred costs	369,000	242,000
Valuation adjustments	417,000	31,000
Provision for income taxes	-	(1,536,000)
Loss on early extinguishment of debt	43,000	-
Loss on exit of membership agreement	-	105,000
Share-based compensation expense	1,659,000	1,004,000
Expense (Benefit) for accounts receivable allowance	14,000	(15,000)
Forgiveness of PPP Loan	(2,327,000)	-
Changes in assets and liabilities:
Accounts and contract receivables	666,000	1,151,000
Other assets	(551,000)	(514,000)
Accounts payable	(72,000)	(489,000)
Accrued expenses and other liabilities	774,000	(386,000)
Deferred revenues	(305,000)	(1,600,000)
Net cash used in operating activities	(4,022,000)	(3,683,000)
Net cash from operating activities - discontinued operations	406,000	(2,319,000)

Cash flows used in investing activities:
Cash paid for Avelead	(12,354,000)	-
Proceeds from sale of ECM assets	800,000	11,288,000
Capitalization of software development costs	(1,048,000)	(1,495,000)
Purchases of property and equipment	(18,000)	(42,000)
Net cash (used in) provided by investing activities	(12,620,000)	9,751,000

Cash flows from financing activities:
Proceeds from issuance of common stock	16,100,000	-
Payments for costs directly attributable to the issuance of common stock	(1,313,000)	-
Repayment of bank term loan	-	(4,000,000)
Proceeds from term loan payable	10,000,000	2,301,000
Payments related to settlement of employee shared based awards	(380,000)	(168,000)
Payment for deferred financing costs	(168,000)	-
Payment of Royalty Liability	-	(500,000)
Other	(3,000)	-
Net cash provided by (used in) financing activities	24,236,000	(2,367,000)

Net decrease in cash and cash equivalents	8,000,000	1,382,000

Cash and cash equivalents at beginning of year	2,409,000	1,649,000
Cash and cash equivalents at end of year	$10,409,000	$3,031,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Total Contract Value Amounts
	October 31, 2021
	Three Months Ended	Nine Months Ended
Systems Sales	$142,900	$277,900
Professional Services *	661,080	1,010,030
Audit Services	227,000	634,800
Maintenance and Support	308,300	443,300
Software as a Service *	750,000	3,930,000
Q3 2021 Bookings	$2,089,280	$6,296,030
Q3 2020 Bookings	$1,424,000	$5,574,000

* Bookings are presented on a total contract value basis, and include Avelead from the acquisition date, August 16, 2021.

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of Loss from Continuing Operations to non-GAAP Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Loss from continuing operations	$(4,379)	$(1,069)	$(6,913)	$(3,209)
Interest expense	85	12	107	39
Income tax (benefit) expense	4	(803)	9	(1,536)
Depreciation	16	4	53	35
Amortization of capitalized software development costs	446	477	1,430	1,128
Amortization of intangible assets	490	123	721	370
Amortization of other costs	110	89	338	242
EBITDA	(3,228)	(1,167)	(4,255)	(2,931)
Share-based compensation expense	537	442	1,659	1,054
Non-cash valuation adjustments	417	-	417	31
Loss on exit of operating lease	-	-	-	105
Other non-recurring operating expenses	1,933	-	2,710	-
Forgiveness of PPP Loan and accrued interest	-	-	(2,327)	-
Other non-recurring operating expenses	-	-	16	-
Loss on early extinguishment of debt	43	-	43	-
Adjusted EBITDA	$(298)	$(725)	$(1,737)	$(1,741)
Adjusted EBITDA per diluted share:
Net loss per common share – diluted	$(0.10)	$(0.04)	$(0.17)	$(0.11)
Adjusted EBITDA per adjusted diluted share (1)	$(0.01)	$(0.02)	$(0.04)	$(0.06)

Diluted weighted average shares (2)	45,709,952	30,286,197	41,498,873	30,026,890
Includable incremental shares — Adjusted EBITDA (3)	353,851	606,329	496,393	423,682
Adjusted diluted shares	46,063,803	30,892,526	41,995,266	30,450,572

(1)	Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the treasury stock method.

(2)	Diluted EPS for the Company’s common stock was computed using the treasury stock method.

(3)	The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports a GAAP net loss. If a GAAP profit is earned in the reported periods, no additional incremental shares are assumed.